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                                                                      EXHIBIT 23


                          RAYBURN, BETTS & BATES, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                                    SUITE 420
                              3310 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203




                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Murfreesboro Bancorp, Inc.
Murfreesboro, Tennessee

We have audited the consolidated balance sheets of Murfreesboro Bancorp, Inc. and subsidiary (the "Company") as of December 3 1, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures 'in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Murfreesboro Bancorp, Inc. and subsidiary at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Note 14 to the consolidated financial statements, Murfreesboro Bancorp, Inc. adopted new accounting standards in 1998 related to accounting for start-up activities as required by generally accepted accounting principles.


/s/ Rayburn, Betts and Bates, P.C.

Nashville, Tennessee
February 12, 1999